Amendment to the 1995 Israel Stock Option Plan
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This is an amendment (the "Amendment") to the 1995 Israel Stock Option Plan (the
"Plan") of NUR Advanced Technologies Ltd. (the "Company"), which has been adopted and approved by the Board of Directors of the Company (the "Board") in 1998.

1. After Sub-section 2(c) of the Plan the following new Sub-section 2(d) will be inserted as follows:

      "(d) The Committee shall entitle each Israeli Employees (as defined below), who is an eligible individuals (as detailed in paragraph 4, below), within ten (10) days from the date of its decision to grant the option to him, but prior to the execution of the Share Option Agreement, to elect, by signing a statement in the form of Appendix A (the "Election Notice"), to have the Options granted to him to be subject to either of
      (i) a plan pursuant to Section 102 of the Income Tax Ordinance (New Version) (the "Income Tax Ordinance") or (ii) a plan pursuant to Section 3 of the Income Tax Ordinance."

2. Sub-section 2(d), (e), (f) will become Sub-section 2(e), (f), (g) respectively.

3. Sub-section 6(a) of the Plan will be substitute by the following new version:

      "The effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the employee written notice (the "Notice of Grant") of the grant of an Option and a written share Option agreement (the "Share Option Agreement") shall promptly be executed and delivered by and on behalf of the Company and the employee (The Share Option Agreement shall be exercised immediately following the receipt of the Election Notice). The terms of such Share Option Agreement shall be determined by the Committee, subject to the terms of the Plan."

4. Sub-section 6(e), (g), (h) will become Sub-section (c), (d), (e) respectively.

5.    The new Sub-section 6(c) will be substitute by the following new version:

      "To the extent that any dividend is payable on the Stock under applicable law, or the Articles of Association of the Company or under the Master Plan, all Stock issued upon the exercise of Options (whether or not held in the Trust (as hereinafter defined)) shall entitle the Beneficial Employee thereof to receive dividends with respect thereto. For so long as such Shares are held in the Trust (as hereinafter defined), any and all dividends received by the Trustee (as hereinafter defined) on such Shares shall be paid by the Trustee to the Beneficial Employee thereof, subject to any required withholding of tax in respect thereof."
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6.    The new Sub-section 6(d) shall be substitute by the following new version:

      "Promptly following each Notice of Grant, the Company and the employee shall sign the Stock Option Agreement, and the grant shall become effective only when the Stock Option Agreement has been so signed. Each of the Company and the employee shall receive and retain a copy of the Stock Option Agreement. The Stock Option Agreement shall contain such terms and provisions, not inconsistent with the Plan, as may be determined by the Committee."

7. Sub-section 6(c) will become Sub-section 6(g) and the following changes will be inserted:

      a) Sub-section (d) will become a part of Sub-section (g).

      b) The new Sub-section 6(g) will be substitute by the following version:

      "Option Subject to Section 102: Anything herein to the contrary notwithstanding, the Date of Grant of Options and elected to have their Options issued under a plan pursuant to Section 102 to the Income Tax Ordinance (the "102 Plan"), shall not be earlier than the date at which the Trustee (as hereinafter defined) was approved by the Israeli Commissioner of Income Tax.

      All Options granted under the 102 Plan to Israeli Employees shall be granted (and a copy of the Share Option Agreement shall be given) to a trustee designated by the Board (the "Trustee") and approved by the Israeli Commissioner of Income Tax and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the employee in respect of whom such Option was granted (the "Beneficial Employee"). By agreement with the Trustee, the Company shall cause the Trustee (subject to the vesting provisions of paragraph 7(c) hereof) to exercise such Options by countersigning and delivering to the Company a notice of exercise (the "Notice of Exercise"), upon receipt of written instructions from the Beneficial Employee thereof, provided the Beneficial Employee has made appropriate arrangements for the payment of the exercise price of the Shares issuable upon such exercise.

      Anything herein to the contrary notwithstanding, no Options or Stocks granted to the Trustee pursuant to this sub-section (g) above shall be released from the Trust until the later of (a) two (2) years after the Date of Grant, or (b) the vesting of such Options pursuant to paragraph 7(c) hereof (such later date being hereinafter referred to as the "Release Date"). Subject to the terms hereof, at any time after the Release Date with respect to any Options or Shares, the following shall apply:

      (i) Options granted, and/or Shares issued, to the Trustee shall continue to be held by the Trustee, on behalf of the Beneficial Employee. From and after the Release Date, upon the written
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            request of any Beneficial Employee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Employee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Employee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Employee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

      (ii) Alternatively, from and after the Release Date, upon the written instructions of the Beneficial Employee to sell any Shares issued upon exercise of Options, the Trustee shall take such steps as may be required to effect such sale and shall transfer such Shares to the purchaser concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Employee, reporting to such Beneficial Employee and to the Company the amount so withheld and paid to said tax authorities."

8. After Sub-section 6(g) of the Plan the following new Sub-section 6(h) will be inserted as follows:

      "(h) Option Subject to Section 30: All Options granted under the Plan to Israeli employees, who elected to have their Options issued under a Plan pursuant to Section 3 to the Income Tax Ordinance (the "3 Plan") shall be granted (and a copy of the Share Option Agreement shall be given) by the Company to a trustee designated by the Board (who may be the Trustee), the Trustee shall hold each such Option in trust (the "Trust") for the Beneficial Employee, and no Options shall be released from the Trust until the vesting of such Option pursuant to Section 7(c) hereof (the "Release Date"). From and after the Release Date, upon the written request of any Beneficial Employee, the Trustee shall release from the Trust the Options granted and exercise them on behalf of such Beneficial Employee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Employee, provided, however, that the Trustee shall not so release and exercise any such Options on behalf of the Beneficial Employee unless the latter, prior to, or concurrently with, such release and exercise, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes and/or compulsory payments, if any, required to be paid upon such release and exercise have, in fact, been paid."